                                                                    Exhibit 21.1

                   Subsidiaries of KMC Telecom Holdings, Inc.
                   ------------------------------------------


Company                                      State of Incorporation/Organization
-------                                      -----------------------------------

KMC Financial Services, LLC                               Delaware

KMC Telecom Inc.                                          Delaware

KMC Telecom II, Inc.                                      Delaware

KMC Telecom Financing, Inc.                               Delaware

KMC Tele.com, Inc.                                        Delaware

KMC Telecom III Holdings, Inc.                            Delaware

KMC Telecom III, Inc.                                     Delaware
(subsidiary of KMC Telecom III Holdings, Inc.)

KMC Telecom Leasing I, LLC                                Delaware
(subsidiary of KMC Telecom Inc.)

KMC Telecom Leasing II, LLC                               Delaware
(subsidiary of KMC Telecom II, Inc.)

KMC Telecom Leasing III, LLC                              Delaware
(subsidiary of KMC Telecom III, Inc.)

KMC Telecom of Virginia, Inc.                             Virginia
(subsidiary of KMC Telecom Inc.)